UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2014

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant’s telephone number, including area code

n/a

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Production and Distribution Agreement

On November 19, 2014, the Board of Directors of Success Holding Group International, Inc., a Nevada corporation (the "Company"), authorized the execution of that certain production and distribution agreement (the "Production Agreement") with Shengda Movie Production ("Shengda"), pursuant to which Shengda will produce a motivational Internet movie series titled "High-Heels" (the "Inspirational Movie"). In accordance with the terms of the Production Agreement, Shengda authorized the Company to film and distribute the Inspirational Movie, whereby each episode shall be approximately 25 minutes long at a fee of $7,500,000 per episode (including script fee of $1,500,000 (the "Fee"). The Fee will be paid by the Company in installments, which covers production, marketing, and distribution as follows: (i) 30% ($2,250,000) payable within five days after execution of the Production Agreement and Shengda must complete the execution of the performance agreement with the cast within five days from execution of the Production Agreement; (ii) 20% ($1,500,000) payable within three days of confirming the financial version of the movie script and production plan by Shengda; (iii) 20% ($1,500,000) payable within one week of Shendga commencing its production and filming; (iv) 20% ($1,500,000) payable upon Shengda completing half of the production pursuant to which Shengda is required to provide the Company with progress plan beforehand; and (v) $10% ($750,000) payable within three days after Shengda completes the filming and production of the Inspirational Movie as approved by the People's Republic of China pertaining to any applicable laws and the delivery of the completed Inspirational Movie to the Company and the Inspirational Movie is broadcasted on one of the six Internet platforms.

In further accordance with the terms and provisions of the Production Agreement, Shengda must complete the filming and production of the Inspirational Movie before December 31, 2015 and shall be responsible for all advertisements, including writing materials. Shengda also agreed that the Inspirational Movie will be broadcasted on one of the six largest Chinese internet video platforms and released on the Satellite Television and CCTV. Profits from the Inspirational Movie, after deduction of necessary production expenses, will be distributed equally between Shengda and the Company.

As of the date of this Current Report, the Company has paid $218,069.27 to Shengda. This is the fifth Internet short film that SHGT has invested in this year.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Production and Distribution Agreement dated November 19, 2014 between Success Holding Group International Inc. and Shengda Movie Production.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: November 25, 2014	By:	/s/ Brian Kistler
Brian Kistler
President

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